Exhibit 2(n)(i)

                             [LETTERHEAD OF DECHERT]


October 22, 2002

ING Senior Income Fund
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  ING Senior Income Fund
     (SEC File Nos. 333-97921, 811-10223)

Dear Sirs:

We hereby consent to all references to our firm in Pre-Effective Amendment No. 2 to the Registration Statement of ING Senior Income Fund. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert